UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 8, 2005

Tripath Technology Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31081	77-0407364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2560 Orchard Parkway

San Jose, California 95131

(Address of principal executive offices, including zip code)

(408) 750-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Definitive Material Agreement

On November 8, 2005, Tripath Technology Inc. (the “Company” or “Tripath”) entered into the Securities Purchase Agreement attached hereto as Exhibit 10.1 (the “Securities Purchase Agreement”) with the purchasers named therein (the “Purchasers”). The transaction closed on November 8, 2005. Pursuant to the Securities Purchase Agreement, the Purchasers are purchasing 6% Senior Secured Convertible Debentures in the form attached hereto as Exhibit 4.1 (the “Debentures”) in aggregate principal amount of $5,000,000. The Company has also entered into a Security Agreement dated November 8, 2005 by and between the Company and the signatories thereto and attached hereto as Exhibit 10.2 (the “Security Agreement”), pursuant to which the Debentures are secured by all of the assets of the Company, including the Company’s intellectual property. Interest is payable on the Debentures at a rate of 6% per annum. Monthly principal and interest payments on the Debentures begin on April 8, 2006. At the option of the Company, interest payments on the Debentures are payable either in cash or in registered Common Stock, subject to certain conditions as specified in the Debentures.

The Debentures have a term of two years and come fully due on November 8, 2007. The Debentures are convertible at the option of the holder at any time and from time to time into Common Stock of the Company at a conversion price of $0.37 per share of Common Stock, subject to certain adjustments. Pursuant to the terms of the Debentures, the conversion price will be reset (the “Reset Provision”) in the event the Company (i) effects a reverse stock split and/or (ii) has its Common Stock delisted from the Nasdaq Capital Market. The Reset Provision adjusts the conversion price on the 60th day following any such reverse stock split or delisting to the lower of either the then conversion price or the volume weighted average price (“VWAP”) for the 10 trading days preceding such reset. Additionally, in the event that the Company issues Common Stock in an equity financing at a price less than the then conversion price, the conversion price shall be immediately adjusted to the price at which such Common Stock was issued.

Events of default under the Debentures include:

•	failure to pay principal or any premium on any Debenture when due;

•	failure to pay any interest, late fees or liquidated damages on any Debenture after a period of 3 trading days;

•	failure to perform other covenants under the Debenture that is not cured by the earlier of 5 trading days after notice by holder or 10 trading days after the Company is aware of such default;

•	default under the other financing documents that is not cured by the earlier of 5 trading days after notice or 10 trading days after the Company is aware of such default;

•	any representation or warranty under the financing documents that is untrue or incorrect in any material respect;

•	certain events of bankruptcy or insolvency of the Company or any of its subsidiaries;

•	any default by the Company or its subsidiaries under any instrument in excess of $150,000 that results in such obligation becoming due and payable prior to maturity;

•	the Company becoming party to a change of control transaction, or disposing of greater than 40% of its assets or redeeming more than a de minimus number of outstanding equity securities;

•	failure by the Company to have its the resale registration statement (the “Resale Registration Statement”) registering the resale of the Common Stock issuable upon the conversion of the Debentures and the exercise of the Warrants (as defined below) declared effective by the SEC on or prior to April 7, 2006;

•	if, during the effectiveness period of the Resale Registration Statement, the effectiveness of the registration statement lapses for any reason or the holder shall not be permitted to resell registrable securities under such Resale Registration Statement, in either case, for more than 20 consecutive trading days or 30 non-consecutive trading days during any 12 month period, subject to certain limited exceptions;

•	failure to deliver Common Stock certificates to a holder prior to the third trading day after a Debenture conversion date;

•	any breach of the Voting Agreement attached hereto as Exhibit 9.1 (the “Voting Agreement”) entered into by Dr. Adya S. Tripathi in connection with the financing to vote shares of the Company’s Common Stock owned by him in favor of any required stockholder approval of the financing to the extent required in order to maintain the listing of the Company’s Common Stock on the Nasdaq Capital Market; or

•	any draw-down by the Company under its current accounts receivable secured credit agreement facility with Bridge Bank, National Association (“Bridge Bank”) without the express prior written consent of holder.

Upon an event of default, 130% of the outstanding principal of the Debentures plus all accrued and unpaid interest shall become immediately due and payable to the holder of the Debentures.

The Debentures contain various covenants that limit the Company’s ability to:

•	incur additional debt, other than permitted debt as defined in the Debenture;

•	repay or repurchase more than a de minimus number of shares of Common Stock;

•	incur specified liens, other than permitted liens as defined in the Debenture; or

•	amend its certificate, bylaws or charter documents in a material adverse manner to the holder.

In addition, as part of the financing, the Company has agreed to be bound by the following covenants:

•	not to issue shares of Common Stock or other securities convertible or exercisable for Common Stock until 180 days after the effective date of the Resale Registration Statement;

•	not to assume any corporate debt which is senior to the Debentures;

•	either to terminate the Company’s existing accounts receivable secured credit facility with Bridge Bank or to enter into an inter-creditor agreement with Bridge Bank by January 7, 2006 to effect the subordination of the facility to the Debentures;

•	not to repay or repurchase more than a de minimus number of shares of Common Stock;

•	not to incur specified liens, other than certain specified permitted liens;

•	not to amend the Company’s current Certificate of Incorporation except to effect a reverse stock split or as the result of a delisting of the Company’s Common Stock from the Nasdaq Capital Market; and

•	not to pay cash dividends or distributions on its equity securities.

Pursuant to the Securities Purchase Agreement, the Company is also issuing Series A Common Stock Warrants and Series B Common Stock Warrants to the Purchasers in the form attached hereto as Exhibit 4.2. The Series A Common Stock Warrants (the “Series A Warrants”) are exercisable from November 8, 2005 until the earlier of July 1, 2006 or 30 days after the effectiveness date of the Resale Registration Statement to purchase up to 6,756,756 shares of Common Stock (the “Series A Share Amount”) at an exercise price of $0.37 per share (the “Series A Exercise Price”). The Series B Common Stock Warrants (the “Series B Warrants” and together with the Series A Warrants, the “Warrants”) are exercisable from May 8, 2006 until May 8, 2011 to purchase up to 8,720,930 shares of Common Stock (the “Series B Share Amount” and together with the Series A Share Amount, the “Warrant Share Amount”) at an exercise price of $0.43 per share (the “Series B Exercise Price” and together with the Series A Exercise Price, the “Warrant Exercise Price”). The Warrants contain provisions to adjust the Warrant Exercise Price and the Warrant Share Amount in the event that the Company issues Common Stock in an equity financing at a price less than the then applicable Warrant Exercise Price, in which case (i) the Warrant Exercise Price shall be reduced to the price at which such Common Stock was issued and (ii) the Warrant Share Amount shall be increased such that the aggregate Warrant Exercise Price payable, after taking into account the decrease in the Warrant Exercise Price, shall be equal to the aggregate Warrant Exercise Price prior to such adjustment. The Warrants also may be net exercised on a cashless basis. The Warrants contain a call provision, pursuant to which the Warrants can be called by the Company on 20-days notice if the Common Stock price per share of the Company closes for 10 consecutive trading days at or above (i) 150% of the Series A Exercise Price with respect to the Series A Warrants and (ii) 250% of the Series B Exercise Price with respect to the Series B Warrants, so long as the Common Stock is traded on the Nasdaq National Market, the Nasdaq Capital Market or the OTC Bulletin Board.

The financing was completed through a private placement to accredited investors and is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Pursuant to the Registration Rights

Agreement with the Purchasers dated November 8, 2005 which is attached hereto as Exhibit 4.3 (the “Registration Rights Agreement”), the Company has agreed to file a Resale Registration Statement covering the resale of the shares issuable to the investors upon the conversion of the Debentures and the exercise of the Warrants within 30 days of the closing of the financing. In addition, as long as the Debentures remain outstanding, the holders of the Debentures have the right to participate in the Company’s future equity or equity-linked financings.

In connection with consummating the financing pursuant to the Securities Purchase Agreement, the Company has paid or will pay fees to its financial advisor of $150,750 and will issue a warrant to its financial advisor to purchase up to 233,721 shares of the Company’s Common Stock on the same terms as the Series B Warrants.

As described more fully on the Company’s Current Report on Form 8-K dated October 26, 2005 (as filed with the Commission on November 1, 2005), the Company received a Nasdaq Staff Determination on October 26, 2005, indicating (i) that the Company had not regained compliance with the Nasdaq’s minimum bid-price requirement for continued listing set forth in Marketplace Rule 4450(b)(4) (the “Bid Price Requirement”) in the 180 calendar day compliance period that had been provided to the Company by the Nasdaq on April 26, 2005 to regain compliance, pursuant to Marketplace Rule 4450(e)(2), (ii) that the Company was not eligible for an additional 180 calendar day compliance period because it did not meet the Capital Market initial inclusion criteria set forth in Marketplace Rule 4310(c), and (iii) that the Company’s securities would be delisted from the Nasdaq Capital Market at the opening of business on November 4, 2005 (the “Staff Determination”), unless the Company requested an appeal hearing before a Nasdaq Listing Qualifications Panel (the “Panel”). The Company has requested an appeal hearing before the Panel to appeal the Staff Determination. The hearing request stays the delisting of the Company’s securities pending the Panel’s decision. The hearing has been scheduled for December 1, 2005. There can be no assurance the Panel will grant the Company’s request for continued listing, as, among other things, the Company does not currently meet the Bid Price Requirement nor does the Company currently expect to meet the minimum stockholder’s equity requirement of the Nasdaq Capital Market’s continued listing requirements. Such delisting, if it occurs, would trigger the Reset Provision described above.

At the Company’s Annual Stockholder Meeting held on September 30, 2005, the Company’s stockholders approved a proposal to effect a reverse stock split of the Company’s Common stock at an exchange ratio ranging from one-for-two to one-for-six and authorized the Company’s Board of Directors to select one such amendment at its discretion. The Company currently plans to reverse split its outstanding Common Stock while maintaining the authorized share amount on or about the same time that the Company’s listing status in the Nasdaq Capital Market is determined by the Panel. Such reverse stock split, if it occurs, would trigger the Reset Provision described above.

Notwithstanding the $5,000,000 the Company is receiving, prior to the deduction of financial advisor fees and other expenses of the financing, from the Purchasers pursuant to the Securities Purchase Agreement, the Company expects to report stockholders’ equity as of September 30, 2005 that is less than $1 million, and there can be no assurance that the Company will be able to pay all of its liabilities, including the Debentures, as they become due. As a result, the Company expects to receive a “going concern” qualification from its independent auditors in connection with their issuance of a report with respect to the Company’s audited financial statements for the fiscal year ended September 30, 2005. The Company’s future is dependent upon obtaining sufficient financing as needed to fund its operations, working capital needs and future growth, and ultimately on achieving profitability, and there can be no assurance that any of these requirements can be addressed by the Company on a timely basis, or at all. The Company will need to raise additional funds to finance its activities through public or private equity or debt financings, the formation of strategic partnerships or alliances with other companies or through bank borrowings with existing or new banks. The Company may not be able to obtain additional funds on terms that would be favorable to its stockholders and to the Company, or at all. Moreover, pursuant to the terms of the Securities Purchase Agreement, the Company is prohibited from issuing shares of Common Stock or other securities convertible or exercisable for Common Stock until 180 days after the Effective Date of the Resale Registration Statement.

Additionally, in connection with the current audit of the Company’s financial statements for the fiscal year ended September 30, 2005, the Company’s independent auditor has identified a number of significant deficiencies in the Company’s internal accounting controls that, when aggregated, may or may not amount to a material weakness. As a result, the Company may not receive a clean attestation regarding from its independent auditors regarding Sarbanes-Oxley Section 404 compliance. This condition may also adversely affect the Company’s ability to raise additional financing and to conduct its business.

On November 9, 2005, the Company issued a press release regarding the transaction described in this report. A copy of such press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

The foregoing description of the transaction is only a summary and is qualified in its entirety by reference to the aforementioned Debentures contained in Exhibit 4.1, Warrants contained in Exhibit 4.2, Registration Rights Agreement contained in Exhibit 4.3, Voting Agreement contained in Exhibit 9.1, Securities Purchase Agreement contained in Exhibit 10.1 and Security Agreement contained in Exhibit 10.2, each of which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

In its November 9, 2005 press release, the Company also noted that it expects to report revenues of operations of $3.3 to $3.5 million for its fourth fiscal quarter of 2005, ended September 30, 2005, in line with its previously provided guidance of revenue growth of 15% to 20% as compared to the third fiscal quarter 2005.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
4.1	Form of 6% Senior Secured Convertible Debenture.

4.2	Form of Series A/Series B Common Stock Purchase Warrant.

4.3	Registration Rights Agreement dated November 8, 2005 by and among Tripath Technology Inc. and the Purchasers named in the Securities Purchase Agreement dated November 8, 2005.

9.1	Voting Agreement dated November 8, 2005 by Dr. Adya S. Tripathi.

10.1	Securities Purchase Agreement dated November 8, 2005 by and among Tripath Technology Inc. and the Purchasers named therein.

10.2	Security Agreement dated November 8, 2005 by and among Tripath Technology Inc. and the Purchasers named in the Securities Purchase Agreement dated November 8, 2005.

99.1	Press Release dated November 9, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tripath Technology Inc.

By:	/s/ Jeffrey L. Garon
Jeffrey L. Garon Vice President, Finance and Chief Financial Officer

Date: November 9, 2005

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of 6% Senior Secured Convertible Debenture.

4.2	Form of Series A/Series B Common Stock Purchase Warrant.

4.3	Registration Rights Agreement dated November 8, 2005 by and among Tripath Technology Inc. and the Purchasers named in the Securities Purchase Agreement dated November 8, 2005.

9.1	Voting Agreement dated November 8, 2005 by Dr. Adya S. Tripathi.

10.1	Securities Purchase Agreement dated November 8, 2005 by and among Tripath Technology Inc. and the Purchasers named therein.

10.2	Security Agreement dated November 8, 2005 by and among Tripath Technology Inc. and the Purchasers named in the Securities Purchase Agreement dated November 8, 2005.

99.1	Press Release dated November 9, 2005.